Exhibit 99.2

Pro Forma Consolidated Financial Information

     On June 5, 2006, The Knot, Inc. (the “Company”) announced that it entered into a definitive merger agreement (the “Merger Agreement”) with WeddingChannel, Inc. (“WeddingChannel”), a privately-held provider of wedding planning and gift buying services. This transaction is referred to in this Report on Form 8-K as the Merger. The “Merger” was completed on September 8, 2006.

     The aggregate estimated purchase price for all of the capital stock and stock options of WeddingChannel was approximately $82.7 million, representing cash paid of $60.4 million, including an estimated working capital adjustment of $2.5 million as of June 30, 2006, the issuance of 1,149,876 shares of common stock valued at $18.7 million and direct transaction and other costs of $3.6 million. The value of the common stock portion of the purchase price was determined based on the market price of the Company’s common stock at the time the Company made its determination to pay the primary consideration, as defined in the Merger Agreement, which fixed the consideration for the outstanding capital stock and stock options of WeddingChannel. The purchase price is subject to adjustment based upon a final determination of the working capital of WeddingChannel, as defined, as of September 8, 2006. In addition, approximately $6.7 million in cash and 115,000 shares of common stock included in the purchase price are held in an escrow account and are subject to certain deductions in the event there are changes to the working capital adjustment or indemnification claims are successfully asserted by the Company pursuant to the merger agreement. The Company funded a portion of the cash consideration for the WeddingChannel acquisition with the net proceeds from a follow-on offering for the sale of 2,000,000 shares of its common stock, exclusive of the overallotment option set forth in the related underwriting agreement, at a public offering price per share of $16.00 which was completed on August 15, 2006.

     In connection with this acquisition, the Company also recorded estimated liabilities of $1.3 million, primarily for costs resulting from a plan to involuntarily terminate certain employees of WeddingChannel and for the net present value of remaining lease obligations for acquired facilities to be closed or for acquired space leased which exceeds the Company’s current or projected needs due to staff reductions.

      The estimated cost of the acquisition has been allocated to the assets acquired and liabilities assumed of WeddingChannel based on a preliminary determination of their fair values. These fair values are subject to change based on the Company’s final analysis.

     The following table summarizes the preliminary cost allocation at the date of acquisition:

Current assets	$16,981,000
Property and equipment	5,430,000
Intangible assets	45,450,000
Goodwill	25,882,000
Deferred tax assets	11,935,000
Other assets	245,000
Total assets acquired	$105,923,000
Current liabilities	$4,371,000
Deferred tax liabilities	18,535,000
Other liabilities	317,000
Total liabilities acquired	23,223,000
Total estimated cost	$82,700,000

      The Merger with WeddingChannel was a stock transaction for tax purposes, which results in different book and tax bases. Accordingly, the purchase price allocation includes $18.5 million of deferred tax liabilities related to the tax effect of the preliminary differences in the book and tax bases of property and equipment and acquired intangibles other than goodwill. In addition, a deferred tax asset of $11.9 million, associated with a reduction in the valuation allowance previously recorded by WeddingChannel with respect to its net operating carryforwards for federal and state income tax purposes, has been recorded based on the recognition and timing of reversal of the estimated deferred tax liabilities. To the extent further reductions in the valuation allowance are recorded, the offsetting credit would first reduce goodwill and then other intangible assets.

     The pro forma consolidated financial information also gives effect to the issuance and sale of 2,750,000 shares of the Company’s common stock and 2,809,600 shares of the Company’s common stock (inclusive of the actual overallotment option exercised by the underwriters), respectively, in connection with its recent private placement and follow-on offering and to the issuance of 1,149,876 shares of common stock to the WeddingChannel stockholders as part of the consideration with respect to the Merger.

     The following unaudited pro forma consolidated financial information of the Company (Pro Forma Consolidated Financial Information) gives effect to the Merger as if the Merger had been completed as of the beginning of the periods presented with respect to the pro forma statements of operations data, and as of June 30, 2006 with respect to the pro forma balance sheet data. The Pro Forma Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and related notes of each of the Company and WeddingChannel (which with respect to WeddingChannel are filed as an exhibit to this report on Form 8-K).

     The pro forma consolidated financial information is presented for information purposes only. The pro forma consolidated financial information does not reflect the effects of any anticipated changes to be made by the Company to the operations of the combined companies, including synergies and cost savings and does not include one time charges expected to result from the Merger. The pro forma consolidated financial information should not be construed to be indicative of results of operations or financial position that actually would have occurred had the acquisition been consummated as of the date indicated or the Company’s future results of operations or financial position.

Unaudited Pro Forma Consolidated Financial Information-Statements of Operations

	Year Ended December 31, 2005
					The Knot and
		Wedding			Wedding
	The Knot	Channel	Pro Forma		Channel Pro
	Reclassified	Reclassified	Adjustments	Notes	Forma
	(in thousands, except share and per share data)
Net revenues:
Online sponsorship and advertising	$25,844	$5,849	$-		$31,693
Registry services	284	9,289	-		9,573
Merchandise	12,307	5,170	-		17,477
Publishing and other	12,974	1,280	-		14,254
Total net revenues	51,409	21,588	-		72,997
Cost of revenue:
Online sponsorship and advertising	806	518	-		1,324
Registry services	-	97	-		97
Merchandise	6,063	3,034	-		9,097
Publishing and other	4,233	859	-		5,092
Total cost of revenues	11,102	4,508	-		15,610
Gross profit	40,307	17,080	-		57,387
Operating expenses:
Product and content development	6,879	4,352	-		11,231
Sales and marketing	14,212	4,135	-		18,347
General and administrative	14,491	9,606	(9,658)	A-1	14,439
Non-cash sales and marketing	-	2,325	-		2,325
Depreciation and amortization	1,271	703	4,635	A-2	7,622
			1,013	A-3
Total operating expenses	36,853	21,121	(4,010)		53,964
Income (loss) from operations	3,454	(4,041)	4,010		3,423
Other (expense) income, net	763	(279)	-		484
Income (loss) from continuing operations before income taxes	4,217	(4,320)	4,010		3,907
Provision for (benefit from) income taxes	265	-	(1,818)	A-4	(1,553)
Income (loss) from continuing operations	$3,952	$(4,320)	$5,828		$5,460
Basic earnings per common share:
Income from continuing operations	$0.17				$0.19
Diluted earnings per common share:
Income from continuing operations	$0.16				$0.17
Weighted average number of common shares outstanding:
Basic	22,715,724				29,425,200
Diluted	24,878,652				31,588,128

	Six Months Ended June 30, 2006
					The Knot and
		Wedding			Wedding
	The Knot	Channel	Pro Forma		Channel Pro
	Reclassified	Reclassified	Adjustments	Notes	Forma
	(in thousands, except share and per share data)
Net revenues:
Online sponsorship and advertising	$16,153	$4,386	$-		$20,539
Registry services	143	4,565	-		4,708
Merchandise	7,892	3,292	-		11,184
Publishing and other	8,292	1,089	-		9,381
Total net revenues	32,480	13,332	-		45,812
Cost of revenue:
Online sponsorship and advertising	608	328	-		936
Registry services	-	44	-		44
Merchandise	3,888	1,822	-		5,710
Publishing and other	2,691	464	-		3,155
Total cost of revenues	7,187	2,658	-		9,845
Gross profit	25,293	10,674	-		35,967
Operating expenses:
Product and content development	3,614	2,353	-		5,967
Sales and marketing	9,082	2,821	-		11,903
General and administrative	6,588	4,087	(421)	A-1	9,299
			(955)	A-5
Non-cash sales and marketing	-	739	-		739
Depreciation and amortization	825	753	2,317	A-2	4,204
			309	A-3
Total operating expenses	20,109	10,753	1,250		32,112
Income (loss) from operations	5,184	(79)	(1,250)		3,855
Gain on sale of Pictage	-	6,468	-		6,468
Other income (expense), net	663	(43)	-		620
Income from continuing operations before income taxes	5,847	6,346	(1,250)		10,943
Provision for (benefit from) income taxes	276	9	(430)	A-4	(145)
Income from continuing operations	$5,571	$6,337	$(820)		$11,088
Basic earnings per common share:
Income from continuing operations	$0.24				$0.37
Diluted earnings per common share:
Income from continuing operations	$0.22				$0.34
Weighted average number of common shares outstanding:
Basic	23,129,238				29,838,714
Diluted	25,681,506				32,390,982

Unaudited Pro Forma Consolidated Financial Information-Balance Sheet

					The Knot and
		Wedding			Wedding
	The Knot	Channel	Pro Forma		Channel
	Historical	Historical	Adjustments	Notes	Pro Forma
	June 30,	June 30,			June 30,
	2006	2006			2006
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$24,662	$11,755	$(63,023)	B-1	$63,026
			42,062	B-2
			47,570	B-3
Short-term investments	9,600	-	-		9,600
Accounts receivable, net	4,783	4,226	-		9,009
Inventories	1,786	471	-		2,257
Deferred production and marketing costs	623	-	-		623
Other current assets	815	223	-		1,038
Current assets of discontinued operations	-	306	-		306
Total current assets	42,269	16,981	26,609		85,859
Property and equipment, net	4,056	3,882	1,548	B-4	9,486
Intangible assets, net	9,077	-	71,332	B-5	80,409
Deferred tax assets	-	-	11,935	B-6	11,935
Investments in unconsolidated affiliates	-	144	-		144
Other assets	1,454	101	(977)	B-7	578
Total assets	$56,856	$21,108	$110,447		$188,411
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable and accrued expenses	$5,018	$3,285	$-		$8,303
Deferred revenue	8,785	738	-		9,523
Current portion of long-term debt	46	-	-		46
Current liabilities of discontinued
operations	-	350	-		350
Total current liabilities	13,849	4,371	-		18,220
Deferred tax liabilities	-	-	18,535	B-8	18,535
Long term debt	106	-			106
Other liabilities	480	67			547
Total liabilities	$14,435	$4,438	$18,535		$37,408
Minority interest	-	250	-		250
Stockholders' equity	42,421	16,418	18,700	B-9	150,751
			42,062	B-2
			(16,420)	B-10
			47,570	B-3
Total liabilities and stockholders' equity	$56,856	$21,108	$110,447		$188,411

Basis of Pro Forma Information

Reclassifications

     Certain amounts reported in the historical financial statements of the Company and WeddingChannel have been reclassified in the unaudited pro forma consolidated financial information.

     Merchandise revenues for the Company and registry and merchandising revenue for WeddingChannel have been reclassified to reflect separately (1) registry services revenue, representing commissions earned from the sale of gift registry products under agreements with retail partners where the Company and WeddingChannel are not primarily obligated, not subject to inventory risk and amounts earned are determined using a fixed percentage; and (2) merchandise revenue from the sale of products, including shipping and handling charges, where the Company and WeddingChannel are the primary parties obligated in a transaction, are subject to inventory risk and establish their own pricing and selection of suppliers. In addition, revenue from the development of certain software recorded by WeddingChannel has been reclassified from registry services revenue to publishing and other revenue to conform to the Company’s presentation.

     Other revenues for WeddingChannel of $7,000 and $10,000 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, have been reclassified to online sponsorship and advertising to conform to the Company's presentation.

     Cost of goods sold for WeddingChannel has been reclassified to report amounts related to each revenue stream to conform to the Company's presentation as follows:

	Year Ended	Six Months
Cost of Revenue Components	December 31, 2005	Ended June 30, 2006
	(in thousands)
Online sponsorship and advertising	$518	$328
Registry services	97	44
Merchandise	3,034	1,822
Publishing and other	859	464
Total cost of revenue	$4,508	$2,658

Payroll and related expenses of WeddingChannel have been reclassified to conform to the Company's presentation as follows:

	Year Ended	Six Months
	December 31, 2005	Ended June 30, 2006
	(in thousands)
Payroll and related expenses components
Product and content development	$4,049	$1,999
Sales and marketing	2,922	1,973
General and administrative	2,618	1,886
Total payroll and related expenses as reported	$9,589	$5,858

     Technology expenses of WeddingChannel of $159,000 and $97,000 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, which represent host services costs, have been reclassified to cost of revenue to conform to the Company's presentation.

     The remaining technology and content development expenses of WeddingChannel of $303,000 and $215,000 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, have been reclassified to product and content development expenses to conform to the Company's presentation.

     Non-cash sales and marketing expenses of WeddingChannel of $2.3 million and $739,000 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, have been reclassified to a separate line to conform to the Company's presentation.

Pro Forma Adjustments

Statements of Operations

(A-1) To eliminate legal fees incurred in connection with the litigation between the Company and WeddingChannel. The litigation was withdrawn after the closing of the Merger.

(A-2) To reflect amortization of the amortizable intangible assets resulting from the proposed merger on a straight-line basis over their estimated useful lives ranging from 4 to 10 years.

(A-3) To reflect incremental depreciation resulting from the increase to fair value of property and equipment acquired.

(A-4) To adjust the provision for income taxes to reflect the impact of the pro forma adjustments to the Company's results of operations.

(A-5) To eliminate WeddingChannel's direct merger expenses.

Balance Sheet

(B-1) To reflect the payment of the estimated cash portion of the merger consideration of $60.4 million, after an increase of $2.5 million based upon an estimate of the working capital adjustment as of June 30, 2006 and the estimated direct transaction and other costs related to the merger of $3.6 million, net of costs of $977,000 incurred through June 30, 2006.

(B-2) To record the sale of 2,809,600 shares of common stock in connection with a follow-on offering at a public offering price of $16.00 per share resulting in estimated net proceeds of $42.1 million, after estimated fees, underwriting discounts and other offering expenses of approximately $2.9 million.

(B-3) To give effect to the issuance and sale of 2,750,000 shares of our common stock in connection with a private placement of common shares on July 10, 2006 at a price of $18.25 per share, resulting in net proceeds of $47.6 million after estimated placement agent costs and other expenses of approximately $2.6 million.

(B-4) To adjust property and equipment to estimated fair value.

(B-5) To record the estimated values of intangible assets with finite lives, intangible assets with indefinite lives and non-amortizable goodwill resulting from the Merger.

(B-6) To record estimated tax benefits associated with a reduction in the valuation allowance previously recorded by WeddingChannel with respect to its net operating loss carryforwards for federal and state income purposes based on the recognition and timing of reversal of the estimated deferred tax liabilities. To the extent further reductions in the valuation allowance are recorded, the offsetting costs would first reduce goodwill and then other intangible assets.

(B-7) To reclassify the Company’s direct merger costs of $977,000 which were incurred and included in other assets as of June 30, 2006 as a result of the purchase price allocation.

(B-8) To record estimated deferred tax liabilities related to the tax effect, recorded under purchase accounting, of the preliminary differences in the book and tax basis of the acquired property and equipment, and acquired intangibles other than goodwill.

(B-9) To record the issuance of 1,149,876 shares of the Company’s common stock as part of the purchase price consideration at an estimated fair value of $16.23 per share. The value of the common stock portion of the purchase price was determined based on the market price of the Company’s common stock at the time the Company made its determination to pay the primary consideration, as defined in the Merger Agreement, which fixed the consideration for the outstanding capital stock and stock options of WeddingChannel.

(B-10) To eliminate the stockholder's equity of WeddingChannel.

Pro Forma Earnings Per Share

     Shares used to calculate unaudited pro forma basic and diluted earnings per share were computed by adding 2,809,600 shares issued in connection with a follow-on offering, 1,149,876 shares of common stock issued to WeddingChannel stockholders as part of the Merger consideration and 2,750,000 shares of common stock issued in a private placement of common shares to the weighted average number of common shares outstanding for each period. The follow-on offering of common shares, completion of the Merger and the private placement of common shares each occurred in the third quarter of 2006.